Exhibit 99.1

NEWS BULLETIN FROM:	RE:	Headwaters Incorporated 10653 South River Front Parkway, Suite 300 South Jordan, UT 84095 (801) 984-9400 NYSE: HW

FOR FURTHER INFORMATION

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Sharon Madden Vice President of Investor Relations (801) 984-9400	Tricia Ross Analyst Contact (310) 854-8300

IMMEDIATE RELEASE:

AUGUST 15, 2008

HEADWATERS INCORPORATED AMENDS ITS SENIOR

CREDIT AGREEMENT

SOUTH JORDAN, UTAH, August 15, 2008 (NYSE: HW) – HEADWATERS INCORPORATED (NYSE: HW) announced today that it has completed an amendment to its senior secured credit facility to provide additional flexibility for capital leases and sale-leaseback transactions and to temporarily reduce the required fixed charge coverage ratio, increase the total indebtedness to EBITDA ratio, and reduce the senior indebtedness to EBITDA ratio.

Headwaters will incur increased interest rates under the credit facility revolver and term loan per the following grid:

Corporate Family Rating (with at least a stable outlook)	Interest Rate
>= BB- and Ba3	Libor + 350
B+ and B1	Libor + 400
B and B2	Libor + 450
<B and B2	Libor + 500

Headwaters’ current interest rate under the amended senior credit facility is Libor + 450, based on current ratings of B+ (CreditWatch negative). Headwaters will pay an amendment fee of 50 basis points to the consenting lenders.

“We are pleased our lenders supported the amendment. This amendment will provide Headwaters with the ability to complete the capital commitment we have made to construction of our new coal cleaning facilities. It also provides us with financial flexibility during the building products downcycle,” said Steven G. Stewart, Headwaters’ Chief Financial Officer.

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its energy, coal combustion products, and building products businesses, the Company earns a revenue stream that helps to provide the capital to expand and acquire synergistic new business opportunities.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the production and marketing of hydrogen peroxide, the licensing of resid hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, hydrogen peroxide, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “plans,” variations of such words and similar expressions, are intended to help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and alternative energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2007, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.